                                                                   EXHIBIT 10.23

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is entered into as of March ___, 2002 by and between L90, INC., a Delaware corporation (the "Corporation"), and LOS ALTOS
                                                -----------
GROUP, INC. (the "Consultant").
                  ----------

                                 R E C I T A L S
                                 - - - - - - - -

     A. Corporation is currently engaged in the business of providing marketing and sales services.

     B. Consultant provides management consulting services.

     C. Corporation desires to have Consultant render consultation and services to it in connection with its current and future businesses (the "Business"), and
                                                                 --------
Consultant desires to render such consultation and services to Corporation.

     D. Corporation desires to retain and engage Consultant as a consultant, and Consultant is desirous of rendering consulting services to Corporation, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained herein, the parties hereto agree as follows:

     1. Engagement. Corporation hereby engages Consultant and Consultant hereby
        ----------
agrees to perform consulting services to Corporation upon the terms and conditions provided herein below. Consultant is and shall be an independent contractor which, subject to the terms hereof, shall have sole control of the manner and means of performing its obligations under this Agreement. Except as provided for in other agreements between Consultant and Corporation, Consultant shall not have, nor shall Consultant claim, suggest or imply that Consultant has, any right, power or authority to enter into any contract or obligation on behalf of, or binding upon, Corporation or any of its representatives. Consultant shall pay, when and as due, any and all taxes as a result of Consultant's receipt of compensation pursuant to this Agreement, including estimated taxes, and shall provide Corporation with proof of such payments upon Corporation's request. Consultant shall be responsible for providing, at Consultant's expense and in Consultant's name, such disability, worker's compensation and other insurance as is necessary or appropriate for Consultant to provide the services hereunder.

     2. Term. The term of this Consulting Agreement shall commence on the date
        ----
hereof and shall continue until terminated as provided in Paragraph 8 below. Nothing provided herein, however, shall be construed to obligate Corporation to any commitments or compensation beyond that provided for during such term.

     3. Compensation. Subject to the provisions of Paragraph 8, in consideration
        ------------
of Consultant's obligations hereunder, Corporation agrees to pay to Consultant a monthly fee equal to $16,000 (the "Consulting Fee"), such fee to be paid in
                                   --------------
semi-monthly installments of $8,000. In any month in which Consultant shall be engaged for less than the entire number of days in such month, the compensation payable under this Section 3 shall be prorated on the basis of the number of days during which Consultant was actually engaged by Corporation divided by the number of days in such month.

     4. Expenses. Corporation will reimburse Consultant for all expenses that
        --------
are approved in advance by an officer of Corporation as reasonably incurred by Consultant in connection with the performance of its duties hereunder, upon the presentation by Consultant, from time to time, of itemized accounts of such expenditures.

     5. Duties and Responsibilities. During the term of this Consulting
        ---------------------------
Agreement, Consultant shall devote such time and effort to the Business and render such advice and counsel and perform such services not inconsistent with its position as are, from time to time, assigned to it by Corporation. Without limiting the foregoing, Consultant hereby agrees:

     (a) to be available to Corporation to render such advice and consultation as Corporation may deem reasonable and necessary in connection with the Business; and

     (b) to deliver to Corporation upon termination or expiration of this Consulting Agreement for any reason, all documents, materials, working papers and data of any nature pertaining to Consultant's work with Corporation and not take with it any documents, materials, working papers and data of any nature pertaining to Consultant's work with Corporation or pertaining to any Business Proprietary Information (as defined below).

     6. Working Facilities. Corporation shall furnish Consultant with office
        ------------------
and/or work space and such other facilities, supplies and services as are deemed appropriate by Corporation to be necessary for the performance of Consultant's duties hereunder.

     7. Confidentiality and Proprietary Information.
        -------------------------------------------

     (a) Consultant understands that (i) in connection with its engagement by Corporation it will be privy to and has and will continue to assist in the development of new information and inventions of value to Corporation, (ii) that it is expected to render advise and counsel to Corporation and/or its designees with respect to the Business, and to communicate freely with Corporation and its designees regarding the Business in a relationship of confidence and trust, and
(iii) Corporation possesses and
will accumulate, in part as a result of Consultant's activities in the Business and the activities of its staff and others employed or engaged by it, significant "Business Proprietary Information" (defined herein to include, but not be limited to trade secrets, processes, formulas, data, know-how, discoveries, inventions, improvements, techniques, marketing plans, forecasts and any other information developed by or on behalf of Corporation that is not in the public domain or owned by others).

     (b) Consultant hereby agrees that all Business Proprietary Information shall be the sole property of Corporation and its successors and assigns, and Corporation and its successors and assigns shall be the sole and exclusive owner of all patents, copyrights, trademarks, trade secrets, trade names and other rights relating to all such Business Proprietary Information. In furtherance of the foregoing, Consultant hereby assigns to Corporation any rights that it may have or acquire in such Business Proprietary Information.

     (c) At all times, both during the period of its engagement by Corporation and after termination of such engagement, Consultant shall keep in strict confidence and trust all Business Proprietary Information, and not use or disclose any Business Proprietary Information in any way related to Corporation, its engagement by Corporation, or any research and development activities now or hereafter engaged in or undertaken by Corporation, without the express prior written consent of Corporation, except as may be necessary in the ordinary course of performing its duties as a Consultant to Corporation. The obligations of Consultant under this Paragraph 7(c) shall survive the termination or expiration of this Consulting Agreement for a period of five years after said termination or expiration date.

     (d) Consultant hereby represents and warrants to Corporation that its performance of all of the terms of this Consulting Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust. Consultant has not entered into, and hereby agrees not to enter into, any agreement, either written or oral, in conflict with this Consulting Agreement without the prior written consent of Corporation.

     (e) Consultant acknowledges and agrees that upon a breach of any of the provisions set forth in Paragraph 7 hereof, Corporation shall be entitled to injunctive relief as a remedy at law would be inadequate and insufficient. Nothing in this Paragraph 7 shall be construed as limiting in any way Corporation's right to recover such damages as it can show it has sustained by reason of such breach.

     8. Early Termination. This Consulting Agreement may be terminated at any
        -----------------
time by Corporation or Consultant in its sole discretion upon at least 30 days prior written notice to the other party.

     9. Arbitration and Choice of Law. Any controversy or claim arising out of,
        -----------------------------
or relating to this Consulting Agreement, or the breach thereof, shall be settled by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association then obtaining, and judgment upon any award so rendered may be entered into any court having jurisdiction thereof. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to that state's conflicts of laws principles.

     10. Notices. Any notice or other communication required or permitted to be
         -------
transmitted under this Consulting Agreement shall be in writing, and personally delivered or mailed, return receipt requested, postage prepaid, addressed to the parties hereto at their addresses indicated below, or at such other addresses as may be hereafter designated by a party by a notice delivered in accordance herewith.

     11. Waiver of Breach. The waiver of Corporation of a breach of any
         ----------------
provision of this Consulting Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

     12. Assignment. The rights and obligations of Corporation under this
         ----------
Consulting Agreement shall inure to the benefit of and shall be binding upon Corporation and its successors and assigns. The ownership and confidentiality provisions of this Consulting Agreement shall be binding upon Consultant and its successors and assigns. Consultant may not assign, transfer or delegate its rights or obligations hereunder and any attempt to do so shall be void.

     13. Entire Agreement and Severability. This instrument contains the entire
         ---------------------------------
agreement between the parties with respect to the subject matter hereof. It may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Consulting Agreement is executed the day and year first written above.

                             CORPORATION:

                             L90, INC.,
                             a Delaware corporation

                             By: /s/ Mitchell Cannold
                                -----------------------------
                             Name: Mitchell Cannold
                                  ---------------------------
                             Title: President and CEO
                                   --------------------------


                             Address:
                             4499 Glencoe Avenue
                             Marina del Rey, California 90292
                             Facsimile: (310) 578-9942
                             Attention: President


                             CONSULTANT:

                             LOS ALTOS GROUP, INC.

                             By: /s/ Peter Sealey
                                -----------------------------
                             Name: Peter Sealey
                             Title: _________________________
                             Address:
                             P.O. Box 1360
                             Los Altos, California 94023-1360
                             Facsimile: (650) 947-9438